Exhibit 23.7

Deloitte Guatemala, S.A. Europlaza World Business Center 5a. Avenida 5-55 zona 14 Torre IV, Nivel 8 01014 Guatemala Tel: (502) 2384-6500 Fax:(502) 2384-6555 www.deloitte.com/gt

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 6 to Registration Statement on Form F-1 of I.C. Power Ltd. of our report dated September 10, 2016, relating to the financial statements of Redes Eléctricas de Centroamérica, S. A. as of December 31, 2015, 2014 and 2013, and for the years ended December 31, 2015, 2014 and 2013 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to that the financial statements as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2015 and 2014 have been restated for the correction of errors and expanded certain disclosures from those previously presented), appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

City of Guatemala, Guatemala

January 20, 2017

Deloitte Guatemala, S. A.

/s/ Sergio Patzán

Partner